EXHIBIT 10.4

HARRIS CORPORATION
2005 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
TERMS AND CONDITIONS
(AS OF JUNE 28, 2008)

1. Restricted Stock Award — Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2005 Equity Incentive Plan (as amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted to the employee receiving these Terms and Conditions (the “Employee”) a Restricted Stock Award (the “Award”) of such number of shares of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation as set forth in the Award Letter (as defined below) from the Corporation to the Employee (such shares, as may be adjusted in accordance with Section 1(c) of these Terms and Conditions, the “Restricted Stock”). Such Award is subject to the following Terms and Conditions (these Terms and Conditions, together with the Corporation’s letter to the Employee specifying the Restricted Stock subject to the Award, the Restriction Period and certain other terms (the “Award Letter”), are referred to as the “Agreement”).

(a) Restriction Period. For purposes of this Agreement, the Restriction Period is the period beginning on the grant date and ending as set forth in the Award Letter (the “Restriction Period”). The Board Committee may, in accordance with the Plan, accelerate the expiration of the Restriction Period as to some or all of the Restricted Stock at any time.

(b) Restrictions and Forfeiture. The Restricted Stock is granted to the Employee subject to the prohibitions on transfer set forth in Section 2 below, which shall lapse, if at all, upon the expiration of the Restriction Period as described in Sections 3 and 4 below.

(c) Rights During Restriction Period. During the Restriction Period, the Employee may exercise full voting rights with respect to all Restricted Stock subject to the Award and shall be entitled to receive cash dividends and other distributions paid with respect to the Restricted Stock. If any such dividend or distribution is paid in securities of the Corporation (including additional shares of Common Stock), such securities shall be subject to the same restrictions on transferability, risks of forfeiture, and other restrictions and conditions as the Restricted Stock in respect of which such dividend or distribution was made. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the Restricted Stock subject to this Award shall be adjusted to correspond to the change in the outstanding shares of the Corporation’s Common Stock. For the avoidance of doubt, upon the expiration of the Restriction Period, the Employee may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of shares to which the Employee is entitled pursuant hereto.

(d) Release of Award. Provided the Award has not previously been forfeited, as soon as administratively practicable following the expiration of the Restriction Period and the satisfaction of the applicable tax withholding obligations, the Corporation shall at its option, cause the Restricted Stock to which the Employee is entitled pursuant hereto (i) to be released without restriction on transfer by delivery to the custody of the Employee of a stock certificate in the name of the Employee or his or her designee, or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the Employee or his or her designee maintained by the Corporation’s stock transfer agent or its designee.

2. Prohibition Against Transfer. Until the expiration of the Restriction Period, the Award and the Restricted Stock subject to the Award and the rights granted under these Terms and Conditions and the Agreement are not transferable except to family members or trusts by will or by the laws of descent and distribution, provided that the Award and the Restricted Stock may not be so transferred to family members or trusts except as permitted by applicable law or regulations. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period, the Award and shares of Restricted Stock may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

3. Forfeiture; Termination of Employment. (a) Except in the event of death or permanent disability (as determined by the Corporation) of the Employee covered in Section 3(b) herein or in the event of a Change of Control covered in Section 4 herein or as otherwise provided in the Award Letter, if the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period:

(i) for any reason other than (x) retirement after age 55 with ten or more years of full-time service, or (y) involuntary termination by the Corporation other than for Misconduct, all Restricted Stock subject to the Award shall be automatically forfeited upon such termination of employment; or

(ii) due to retirement after age 55 with ten or more years of full-time service, the Restriction Period shall expire, and the Employee shall become fully vested in the number of shares of Restricted Stock subject to the Award, if any, as determined in the sole and absolute discretion (including as to timing of any release of shares of Restricted Stock) of the Board of Directors or the Board Committee or the Corporation’s Chief Executive Officer and the remaining shares of Restricted Stock subject to the Award shall be automatically forfeited; provided that if the Employee is subject to Section 16 of the Securities Exchange Act of 1934, such determination as to vesting may not be made by the Chief Executive Officer; or

(iii) due to involuntary termination of employment of the Employee by the Corporation other than for Misconduct, all Restricted Stock subject to the Award shall be automatically forfeited upon such termination of employment unless determined otherwise in the sole and absolute discretion of the Board of Directors or the Board Committee or the Corporation’s Chief Executive Officer; provided that if the Employee is subject to Section 16 of the Securities Exchange Act of 1934, such determination as to vesting may not be made by the Chief Executive Officer. “Misconduct” shall mean deliberate, willful or gross misconduct as determined by the Corporation.

(b) If the Employee ceases to be an employee of the Corporation prior to the expiration of the Restriction Period due to death or permanent disability, the Restriction Period shall immediately expire and the Award and the Restricted Stock subject to the Award shall immediately become fully vested.

4. Change of Control. Upon a Change of Control of the Corporation as defined in Section 11.1 of the Plan, the Restriction Period shall immediately expire and the Award and the Restricted Stock subject to the Award shall immediately become fully vested.

5. Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation to terminate the Employee’s employment or service with the Corporation at any time, and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. For the purposes of these Terms and Conditions and the Agreement, (a) employment by the Corporation, any Subsidiary or a successor to the Corporation shall be considered employment by the Corporation, and (b) references to “termination of employment,” “cessation of employment,” “ceases to be employed,” “ceases to be an Employee” or similar phrases shall mean the last day actually worked (as determined by the Corporation), and shall not include any notice period or any period of severance or separation pay or pay continuation (whether required by law or custom or otherwise provided) following the last day actually worked. If the Award is assumed or a new award is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Internal Revenue Code of 1986, as amended), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Corporation.

6. Securities Law Requirements. The Corporation shall not be required to issue shares pursuant to the Award, to the extent required, unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

7. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

8. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.